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                            MARINE BANCSHARES, INC.

                                                                    EXHIBIT 10.6

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                         CONTRACT FOR SALE AND PURCHASE
                             OF AN OFFICE BUILDING


         THIS CONTRACT is made between:

         SELLER:  GULF COAST COMMERCIAL CORPORATION, A FLORIDA CORPORATION

         BUYER:   MARINE NATIONAL BANK OF NAPLES, A NATIONAL BANKING ASSOCIATION


         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, it is mutually agreed that the Seller shall sell and the Buyer shall purchase the real property and improvements as described in Paragraph 1, below, upon the terms and conditions hereinafter set forth:

         1. DESCRIPTION OF PROPERTY: The property to be sold and purchased is as follows:

                  A. The real property located in Collier County, Florida described as follows:

                  Commonly known as the "Marine National Bank Building" located at 2329 (2325) Vanderbilt Beach Road, Naples, Florida as more particularly described in the attached Exhibit "A" (the "Property").

                  B. All rights, privileges, parking agreements, cross-easements, and easements appurtenant to the real property and all sewer, water, and other utility services, and other governmental approvals and permits, licenses, including but not limited to, any prepaid impact, access, service, maintenance or other fees of any kind, appurtenant to the real property.

                  C. The Property shall also include the bank building (the "Building"), all other improvements to the Property, and all furniture, furnishings, trade fixtures, machinery, and equipment pertinent to or used in connection with the operation of the Building and/or the Property, which is owned by the Seller.

2. PURCHASE PRICE: The purchase price (hereinafter referred to as the "Purchase Price") for the Property and Building shall be THREE MILLION THREE HUNDRED FIFTY THOUSAND AND 00/100 ($3,350,000.00) DOLLARS, payable by Buyer as follows:

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                  A.       Deposit at time of execution by Buyer in the amount
of TWENTY ONE THOUSAND SEVEN HUNDRED AND NO/100 ($21,750.00) DOLLARS composed of $10,000.00 additional deposit and the $11,750.00 Lease deposit paid on Buyer's Lease already in the possession of Seller. The $10,000.00 deposit shall be delivered to Escrow Agent upon execution by Buyer of this Contract and will be paid to Seller at closing and a credit to Buyer of $11,750.00 presently held by Seller as a lease security deposit.

                  B. Additional cash to close in the amount of THREE MILLION THREE HUNDRED FORTY THOUSAND AND NO/100 ($3,340,000.00) DOLLARS subject to adjustments on any leasehold deposits, credits, prorations and other matters as provided herein, to be paid by Buyer by bank wire of funds or local cashier's check, at the election of the Buyer, on closing and delivery of the deed and other instruments to Buyer in accordance with the terms and provisions of this Contract.

                  C. All deposits shall be held in an interest bearing account and all interest will accrue or be paid to Buyer, except in the case of the Buyer's default hereunder.

         3. INVESTIGATION PERIOD: For a period of fifteen (15) days from the date of this Contract (the "Investigation Period") Seller grants to Buyer and its agents, employees, contractors and representatives, a right to enter upon the Property and to examine the Property. During such entry and examination Buyer shall not unreasonably interfere with any tenant's occupancy. During the Investigation Period the Buyer shall further have the right, but not be required to or otherwise limited to, review the following items to be provided by Seller to Buyer:

                  A. All zoning, land use, environmental, building and construction laws and regulations restricting or regulating, or any other requirements or conditions of any governmental or other agency or entity having jurisdiction over, the Property, which would affect the access to, use, occupancy, enjoyment or development of the Property; and that the Property will be fully usable by Buyer for Buyer's intended purposes. By execution of this Agreement, Seller hereby authorizes and grants to Buyer, its agents, employees, and contractors, the right to access to all records held by Seller or its agents, and to interview, appropriate government authorities relative to any phase of the use, occupancy, construction, development, marketing or future use or enjoyment of the Property and/or Building;

                  B. Any soil test, geological studies and surveys and environmental studies or surveys Buyer may cause to be conducted at its own expense, on the Property;

                  C. All soil and subsoil conditions and other physical characteristics of the Property in connection with Buyer's use of the Property, and determining whether, in Buyer's sole and absolute discretion, extraordinary costs for repairs or completion of the Building will be required;

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                  D.       The nature and location of any easements, covenants,
restrictions, agreements, contracts, or other documents or conditions which benefit or affect the Property;

                  E. The size, availability, capacity and cost of all utility services to the Property and the Building;

                  F. An inspection of the physical condition of the Building situated on the Property by a certified engineering firm at Buyer's sole expense; Seller agrees in addition to the foregoing to provide to Buyer within three (3) days of the Effective Date of this Contract copies of all of the following to the extent they exist and are in the Seller's possession or control (and which have not been previously supplied to Buyer):

                           i.       Soil tests and all prior engineering tests.

                           ii. "As built" blueprints, shop drawings, plans and specifications for the Building.

                           iii. All warranties and reports provided by the builder/general contractor, its subcontractors and suppliers.

                           iv. Surveys or drawings of the Property, including "as built" surveys including the Building.

                           v.       Prior title insurance policy(s).

                           vi. A copy of the Assignment of the Marine Bancshares, Inc. Lease Agreement, dated July 9, 1999, by Wridell Development Corporation to Seller.

                           vii. Copies of all occupational licenses and other licenses necessary for the operation of the business on the Property and the Building.

                           viii.    1999 real estate tax bill for the Property.

                           ix. Any and all maintenance agreements and warranties for the Building and equipment such as air conditioning, plumbing, electricity, etc.
                  Before the expiration of the Investigation Period, for any reason, the Buyer may elect to terminate this Contract by delivering written notice to the Seller or Escrow Agent, and in such event this Contract shall be null and void. If Buyer does not deliver notice during Investigation Period then Buyer waives the right to terminate as provided herein.

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                  In the event Buyer elects to terminate the Contract as
provided above, the Escrow Agent shall return all deposits to the Buyer.

         4. EXPENSES OF SALE: Seller shall pay for documentary stamps on the deed, for recording any other instruments necessary to clear the title to the Property, the cost of a completed Abstract of Title certified to date, and at closing Seller shall credit Buyer an amount equal to outstanding balance of Pelican Marsh CDD in excess of $42,000.00 by way of example: If the outstanding balance of the special assessment after the 1999-2000 payment were $77,960.00, Seller would credit Buyer amount equal to $35,960.00 on the closing statement.

                  Buyer shall pay for recording the deed, recertification of the title, and Buyer's title insurance.

         5. PRORATIONS: Except as otherwise specifically set forth elsewhere herein, taxes, rents, operating and maintenance assessments for the Pelican Marsh CDD (approximately $11,233.10 for 2000), and other expenses and revenue of the Property shall be prorated as of midnight of the day of closing. Estimated taxes for the year 2000 shall be prorated based upon the year 1999; however, as the Building did not obtain a Certificate of Occupancy until mid-1999, tax proration SHALL BE readjusted upon receipt of the actual tax bill for the year 2000. The cash to close shall be increased or decreased as may be required by any such prorations.

         6. EVIDENCE OF TITLE: Seller shall deliver to Buyer's attorney or other authorized representative within ten (10) days from the date of execution of this Contract by Seller, an abstract of title, certified to date, showing title to be good and marketable and a copy of Seller's title insurance policy. Buyer, or its attorney, shall have fifteen (15) days for examination of the title and if the title to the Property is found to be different than is set forth or required in this Contract, then Buyer, or its attorney, shall notify Seller, or its attorney, in writing of the defects and Seller shall have a reasonable time to cure these defects. Seller agrees to make a diligent effort, short of litigation, within a reasonable time to cure such defects; failure to make same shall constitute a default under this Contract. Upon Seller's inability to cure any defects within a reasonable time not to exceed thirty
(30) days, Buyer may elect to accept the Property in the existing condition or Buyer may terminate this Contract and have its deposit returned. Buyer and Seller acknowledge that the Property is subject to a lease wherein Seller is the lessor, and Buyer is the lessee. The parties agree that at Closing the Lease will merge with the title conveyed to Buyer, and be of no further force and effect.
         7. SURVEY: Seller shall provide Buyer with copies of all surveys in its possession. Buyer may have the Property surveyed at its sole expense which shall show existing road right-of-way, easements, encroachments, elevations and a legal description of

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the Property. If the survey, certified by a registered Florida Surveyor, shows any encroachment on the Property or violates any of the covenants contained in this Contract, the same shall be deemed a title defect, and the Seller shall have the same time to remove said encroachment as this Contract allows to cure defects of title without litigation. If the Seller shall fail to remove said encroachments within said period of time, then at the option of the Buyer, all deposits upon demand shall forthwith be refunded to the Buyer whereupon Buyer and Seller shall be released of all further obligations under this Contract.

         8. SELLER'S COVENANTS, REPRESENTATIONS AND WARRANTIES: As a material inducement to Buyer to enter into this Contract, Seller hereby covenants and/or represents and/or warrants to Buyer that to the best of Seller's knowledge, that as of the date of this Contract and as of the closing date as follows:

                  A. Seller is the owner of the fee simple title to the Property.

                  B. Seller, represents that there are no actions, suits, special assessments except for the herein referenced Pelican Marsh CDD assessment, proceedings or investigations existing, pending or, to the best of its knowledge, threatened affecting the Property in law or in equity before any governmental department, community development district, board, agency or instrumentality, or any private individual or entity, which involve the possibility of any judgment, assessment, liability, or change of zoning against the Property.

                  C. Seller warrants that no leases, except the lease to Buyer, are existent or enforceable on the Property. Seller shall hold Buyer harmless and indemnify Buyer from all claims by lessees or putative lessees of any part of the Property of the Building. This covenant shall survive the closing.

                  D. Except for ordinary and customary materials used in construction, Seller has not utilized the Property, or any part thereof, to treat, generate, deposit, store, dispose of, or place any hazardous substance (as defined by 42 U.S.C. Section 9601(14) ), any solid or hazardous waste (as defined by 42 U.S.C. Section 6901) or any petroleum product (as defined by
Section 376.301 (22), F.S.); nor has Seller authorized any other person or entity to treat, generate, deposit, store, dispose of, or place any hazardous substance (as defined above) or any petroleum product (as defined above) on the Property, or any part thereof; and to the best of Seller's knowledge, no other person or entity has treated, generated, deposited, stored, disposed of, or placed any hazardous substance (as defined above) or any petroleum product (as defined above), on the Property, or any part thereof, nor on any real property adjacent to the Property. To the best of Seller's knowledge and belief, there are no underground storage tanks of any kind located at the Property.

                  E. The Property is in full compliance with all construction and development approvals, permits, and requirements and all building permits, applicable building codes, health, safety, and fire codes.

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                  F.       That to the Sellers knowledge and belief, all of the
information, representations and warranties by Seller to Buyer as described in this Contract and as provided by Seller to Buyer pursuant to the provisions of this Contract are true, correct and complete, and it shall be a condition precedent of Buyer's obligations to close that the same remain true, correct and complete as of the closing.

9. CONDITIONS PRECEDENT TO CLOSING: At Buyer's option, it shall be a condition precedent to closing that:

                  A. No material adverse change in the condition of the Property shall have occurred since the date of this Contract, normal wear and tear excepted.

                  B. Seller's representations and warranties contained herein shall be true and correct in all material respects as of the closing date.

                  C. The execution and delivery by Seller to Buyer of each and every instrument required by this Contract.

         10.      DOCUMENTS AND OTHER ITEMS TO BE DELIVERED AT CLOSING BY
SELLER: The Seller shall at closing deliver the following to Buyer:

                  A. A Statutory Warranty Deed from Seller conveying fee simple title, subject only to those items set forth in this Contract, with proof of corporate existence.

                  B. A Bill of Sale with full warranties conveying title to all personal property included in this sale.

                  C. Any corrective instruments that may be required in connection with perfecting the title to the Property.

                  D. A No-lien affidavit, pursuant to the provisions of this Contract, in form and substance reasonably acceptable to Buyer's counsel and so as to provide an insured closing.

                  E. A Non-foreign affidavit, as required by Internal Revenue Code Section 1445.

                  F.       [DELETED]

                  G. An assignment of all existing licenses and permits which are assignable.

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                  H.       An assignment all warranties and contract benefits
received by Seller from Boran Craig Barber Engel, the general contractor, its subcontractors and suppliers.

                  I. All other material documents as may reasonably be required by Buyer's counsel to effectuate the consummation of this Contract.

                  J. A closing statement reflecting the basis upon which the credits, debits and adjustments to the cash to close were determined.


         11. DEFAULT BY SELLER: If Seller should breach any of its covenants, representations or warranties contained in this Contract, then after notice to Seller, the full deposit shall, at the option of Buyer, be returned to Buyer promptly on demand, provided, however, Buyer shall not thereby waive any rights or remedies it may have because of such default by Seller, including an action for specific performance or for damages as a result of the breach. If Buyer elects to bring an action for specific performance the deposit shall continue to be held by Escrow Agent until a final judgment has been entered.

         12. DEFAULT BY BUYER: Provided Seller is not in default under this Contract, if Buyer should breach any of its covenants, representations or warranties contained in this contract, then after notice to Buyer the deposit shall be paid to Seller by the Escrow Agent as liquidated damages. In the event of any such default, Seller shall have no other remedy against Buyer, and upon the payment of said deposit to Seller, this Contract shall be terminated, whereupon Seller and Buyer shall be released of all further obligations under this Contract.

         13. ATTORNEYS' FEES: If any party defaults in the performance of any of the terms, provisions, covenants or conditions of this Contract, or breaches any representation or warranty made in this Contract, and by reason thereof any party employs the services of an attorney to enforce performance or to perform any service based upon any such default or breach, then, in any of said events, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and all expenses and costs incurred by the prevailing party pertaining thereto and in enforcement of any remedy, including appellate proceedings.

         14. SEPARABILITY AND DIVISIBILITY OF PROVISIONS: If any portion of this Contract is determined to be unlawful or unenforceable, the remaining portions hereof shall remain in full force and effect as if such unlawful or unenforceable portion did not appear herein.

         15.      NOTICES:

                  A. Method of Giving Notice. All notices or other communications permitted or required to be given under this Contract shall be given in writing, and delivered

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to the parties at their respective addresses (or sent to their fax numbers) as set forth below, in one of the following ways, at the option of the party giving the notice: (i) by hand delivery; (ii) by nationally recognized courier service such as Federal Express; or (iii) by telecopy.

                  B.       Addresses/fax numbers for notices:

                  SELLER:              Philip J. McCabe, President
                                       Gulf Coast Commercial Corporation
                                       8665 Bay Colony Drive
                                       Naples, Florida 34108

                  With a Copy to:      Ronald W. Ritchie, Esq.
                                       5129 Castello Drive
                                       Naples, Florida 34103
                                       Telephone: (941) 435-1989
                                       Facsimile: (941) 435-1995

                  BUYER: Richard E. Horne, President and CEO Marine National Bank of Naples
                                       Post Office Box 110699
                                       Naples, Florida 34108-0112

                  With a Copy to:      F. Joseph McMackin, III, Esquire
                                       Quarles & Brady LLP
                                       4501 North Tamiami Trail, Suite 300
                                       Naples, Florida 34103
                                       Telephone: (941) 434-4901
                                       Facsimile: (941) 434-4999

                  IF TO ESCROW AGENT:  F. Joseph McMackin, III, Esquire
                                       Quarles & Brady LLP
                                       4501 North Tamiami Trail, Suite 300
                                       Naples, Florida 34103
                                       Telephone: (941) 434-4901
                                       Facsimile: (941) 434-4999

                  C. Effective Date of Notices: Notices delivered by hand delivery shall be effective on the date delivered to the recipient. Notices delivered by a nationally recognized overnight courier service, such as Federal Express, shall be effective on the date deposited with the courier. Notices sent by telecopy shall be effective on the date transmitted and received, provided that receipt occurs before 5:00 P.M. on a business day. If the last day for giving any notice or performing any act under this Contract falls on a Saturday, Sunday or a day in which the United States Post Office is not open, the time shall be extended to the next day that is not a Saturday, Sunday, or Post Office holiday.

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                  D.       Change of Address for Recipient: Any party wishing to
change the person designated to receive notices or addresses for notices may do so by complying with the provisions of this paragraph. Any notice given before such change is not invalidated by the change.

         16. FURTHER ASSURANCES: Seller and Buyer agree that at any time, and from time to time, before and after the closing, they will on request of another party, execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to fully effectuate the intent and purposes of this Contract.

         17. ASSIGNABILITY: Buyer shall have the right and authority to assign this Contract and all of the Buyer's rights hereunder to any other person, partnership, corporation or other entity. Provided however that such assignee must be owned or controlled by the shareholders of the Buyer listed at the beginning of this Contract. Upon any such assignment being accomplished, such assignee shall succeed to all of the rights, privileges and obligations of Buyer hereunder and shall for all purposes be substituted for and be deemed to be the Buyer hereunder, after which the original Buyer identified in this Contract shall be relieved of all further responsibility and liability hereunder.

         18. TIME IS OF THE ESSENCE: Time is of the essence of this Contract and each of the covenants and provisions hereof.

         19. CLOSING DATE: The sale and purchase of the Property as described in this Contract shall be closed and the deed and all other closing papers executed and delivered on, or before by mutual agreement of the parties, thirty (30) days after the expiration of the Investigation Period, but in no event before March 31, 2000. Said date and/or the act of closing is herein sometimes referred to as the "Closing" or "Closing Date".

         20. PLACE OF CLOSING: The sale and purchase of the Property shall be closed at the offices of Quarles & Brady, 4501 Tamiami Trail North, Suite 300, Naples, Florida 34103.

         21. REAL ESTATE BROKER'S COMMISSION: Buyer represents that it has not had any negotiations or relationships with any brokers regarding the Marine National Bank Building. Seller represents that it has not had any negotiations or relationships with any brokers regarding this sale of the Marine National Bank Building to this Buyer. Thus, the parties understand that there is no broker involved in this sale.

         22.      ESCROW AGENT:

                  A. The parties agree the Escrow Agent shall be Quarles & Brady, 4501 Tamiami Trail North, Naples, Florida 34103. (the "Escrow Agent").

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                  B.       The Escrow Agent shall hold in escrow the deposit.
If requested by Buyer, all cash received by the Escrow Agent shall be placed in an interest bearing account, and such account must allow withdrawal of all funds upon one (1) day notice or less. The interest earned on such funds shall be paid at such time that the Escrow Agent disburses the principal amount of the deposit, and the interest shall be paid to the Buyer, except in the case of Buyer's default. The Buyer shall be responsible for the expenses of such account.

                  C. It is agreed the duties of the Escrow Agent are purely ministerial in nature, and that the Escrow Agent shall incur no liability whatsoever except for willful misconduct or gross negligence so long as the Escrow Agent has acted in good faith. The parties release the Escrow Agent from any act done or omitted to be done by the Escrow Agent in good faith in the performance of the Escrow Agent's duties hereunder, except for wilful misconduct or gross negligence.

                  D. If the parties be in disagreement about the interpretation of this Contract, or about the rights and obligations, or the propriety of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may, at its sole discretion, file an action in interpleader to resolve the said disagreement. The Escrow Agent shall be indemnified for all costs, including reasonable attorneys' fees, in connection with the aforesaid interpleader action, and shall be fully protected in suspending all or a part of its activities under this Contract until a final judgment in the interpleader action is received.

                  E. The Escrow Agent may consult with the counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder, except for wilful misconduct or gross negligence, so long as the Escrow Agent has acted in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall otherwise not be liable for any mistakes of fact or error of judgment, or for any acts of omissions of any kind unless caused by its willful misconduct or gross negligence.

                  F. The Escrow Agent may resign upon ten (10) days' written notice to the parties in this Contract. Ronald W. Ritchie shall then become successor Escrow Agent.

                  G. The Seller acknowledges that the Escrow Agent is the attorney of the Buyer, but that acting as escrow agent hereunder shall in no way be deemed or construed a conflict of interest.

         23. IRC Section 1031. Seller represents that it intends to qualify the sale of the Property as a "like-kind exchange" under Internal Revenue Code
Section 1031, and Buyer agrees to cooperate in the execution of such documents as are required in connection therewith. Seller shall reimburse Buyer for all additional costs generated as a result of this exchange including attorneys' fees.

         24. PERSONS BOUND: This Contract shall be binding upon and shall inure to or otherwise accrue to the benefit of the respective heirs, personal representatives, successors and assigns of the parties hereto. Whenever the context permits, the singular shall include the plural, the plural shall include the singular and the use of any gender shall include all other genders.

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         25.      ENTIRE AGREEMENT: MODIFICATIONS: This Contract embodies and constitutes the entire understanding among the parties with respect to the transaction contemplated herein, and all prior and contemporaneous agreements, understandings, representations and statements, oral or written are merged into this Contract. Neither this Contract, nor any provision hereof, may be waived, modified, amended, discharged or terminated, except by an instrument in writing signed by the party against which enforcement of such waiver, modification, amendment, discharge or termination is sought and then only to the extent specifically set forth in such written instrument.

         26. CAPTIONS: The captions and title of the various paragraphs in this Contract are for convenience and reference only and in no way define, limit or describe the scope or intent of this Contract, nor in any way affect this Contract.

         27. HANDWRITTEN PROVISIONS: Handwritten provisions inserted herein or attached hereto that have been initialed by the parties hereto shall control all typewritten provisions in conflict therewith.

         28. COUNTERPARTS: To facilitate the execution of this Contract any number of counterparts of this Contract maybe executed and delivered.

29. CONSTRUCTION OF CONTRACT: Each party acknowledges that all parties to this Contract participated equally in the drafting of this Contract and that it was negotiated at arms length. Accordingly, no Court construing this Contract shall construe it more strongly against one than another.

         30.      DISCLOSURES:

                  A. Radon Gas: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the Collier County Public Health Unit.

                  B. Energy Efficiency: Buyer may have determined the energy efficiency rating of the Building located on the Property.

         31. PERIOD OF OFFER AND EFFECTIVE DATE: This offer (or any counter offer) is revoked if not accepted and notice of acceptance delivered to offer or within five (5) days of receipt of the offer. The Effective Date of this Contract shall be the last time either the Buyer or Seller signs or initials this Contract. Initialed changes must be dated or the latest date set forth on this Contract shall be deemed to be the Effective Date. A facsimile shall be deemed an original and offer or acceptance thereby is binding.

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         IN WITNESS WHEREOF, the parties have entered into this Contract effective as of the date as defined in this Contract.




WITNESSES:                                BUYER
                                          (Corporate Seal)

                                          MARINE NATIONAL BANK OF
                                          NAPLES, a national banking association
As to Buyer:
                                          By: /s/ Richard E. Horne
                                             -----------------------------------
---------------------------                  Richard E. Horne, President and CEO
                                          Date signed by Buyer: March_____, 2000
---------------------------


WITNESSES:                                SELLER
                                          (Corporate Seal)

                                          GULF COAST COMMERCIAL
                                          CORPORATION, a Florida corporation

As to Seller:                             By: /s/ Philip J. McMace
                                             -----------------------------------
                                             Philip J. McCabe, President
---------------------------               Date signed by Seller: March 3, 2000


---------------------------


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                                DEPOSIT RECEIPT



Receipt of the initial deposit is acknowledges by direct deposit to trust account this _____ day of March, 2000, to be held in escrow per terms and conditions set forth in this Contract.



QUARLES & BRADY LLP



By: /s/ F. Joseph McMackin, III
   ------------------------------------
   F. Joseph McMackin, III, Partner

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